SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OF 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) May 3, 2000

                              THE OHIO ART COMPANY
             (Exact name of registrant as specified in its charter)


                                 OHIO 34-1562374
      (STATE OR OTHER JURISDICTION (I.R.S. EMPLOYER OF IDENTIFICATION NO.)
                   INCORPORATION OR ORGANIZATION)

                          PO BOX 111, BRYAN, OHIO 43506
               (ADDRESS OF PRINCIPAL EXECUTIVE (ZIP CODE) OFFICES)

        Registrant's telephone number, including area code (419) 636-3141
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Item 4. Change in Registrant's Certifying Accountant.:

On May 3, 2000, The Ohio Art Company. determined that the firm of Ernst & Young LLP (E&Y) would no longer serve as the Company's independent accounting firm, effective with the filing of the Company's Form 10-K.

During the years ended January 31, 2000 and 1999 and the subsequent interim period, there were no disagreements between the Company and E&Y on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of E&Y, would have been referred to in their reports. E&Y's reports on the Company's financial statements for the years ended January 31, 2000 and 1999 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

The decision to change independent accountants was approved by the Audit Committee of the Company's Board of Directors and the Board of Directors.

The Company has engaged PricewaterhouseCoopers LLP as its new independent accountants, also effective with the filing of the Company's Form 10-K that is expected to be on or about May 1, 2000.

Attached as an exhibit to this Form 8-K is a letter from E&Y indicating their response to the statements made by the Company in this Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(C)      EXHIBITS THE FOLLOWING EXHIBIT IS FILED HEREWITH:

                  EXHIBIT NUMBER       DOCUMENT
                  16(B)                LETTER, DATED MAY 12, 2000
                                       FROM ERNST & YOUNG LLP
                                       TO THE SECURITIES AND EXCHANGE COMMISSION

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                                   Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            THE OHIO ART COMPANY

DATE: MAY 18, 2000                          BY: /S/WILLIAM C. KILLGALLON
                                            WILLIAM C. KILLGALLON
                                            CHAIRMAN OF THE BOARD
                                            AND PRINCIPAL  EXECUTIVE OFFICER